Exhibit 99.1

Contact: Safeco Investor Relations

Neal Fuller, 206/545-5537

Contact: Safeco Media Relations

Paul Hollie, 206/545-3048

Safeco Announces Share Repurchase Plan

SEATTLE — (Dec. 2, 2005) — Safeco (NASDAQ: SAFC) announced today that its board of directors has increased the company’s share repurchase authorization to 10 million shares, including shares that remain available for repurchase under previously approved programs. The current authorization is equal to 8.1 percent of Safeco’s shares outstanding at October 31, 2005.

Since 2003, Safeco has repurchased 18.6 million shares, or 13.4 percent of its then outstanding shares, at a total cost of $918 million.

The company is authorized to repurchase shares through open-market purchases, privately negotiated purchases or other means, including accelerated share repurchases and 10b5-1 trading plans.

Safeco, in business since 1923, is a Fortune 500 property and casualty insurance company based in Seattle. The company sells insurance to drivers, home owners, and owners of small- and mid-sized businesses through a national network of independent agents and brokers. More information about Safeco can be found at www.safeco.com.

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FORWARD-LOOKING INFORMATION CONTAINED IN THIS

NEWS RELEASE IS SUBJECT TO RISK AND UNCERTAINTY

Forward-looking information contained in this release is subject to risk and uncertainty. Information contained in this release that relates to anticipated losses from recent hurricane activity, financial performance, business prospects and plans, regulatory developments and similar matters are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Statements in this release that are not historical information are forward-looking. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this release. The risks and uncertainties include, but are not limited to:

•	Risks related to the pricing and underwriting of our products, and the subsequent establishment of reserves, such as:

•	Successful implementation of the new-business entry model for personal and commercial lines

•	Our ability to appropriately price and reserve for changes in the mix of our book of business

•	Inflationary pressures on medical care costs, auto parts and repair, construction costs and other economic factors that increase the severity of claims

•	The availability and pricing of our reinsurance, including coverage for loss from catastrophes and terrorism and our ability to collect from our reinsurers

•	Our ability to price for or exclude the risk of loss from terrorism on our policies

•	Risks related to our Property & Casualty insurance strategy, such as:

•	Our ability to achieve premium targets and profitability, including realization of growth and business retention estimates

•	Our ability to achieve overall expense goals

•	Our ability to run off businesses that we have exited, or intend to exit in the future, without incurring material unexpected charges

•	The competitive pricing environment, initiatives by competitors and other changes in the competition

•	Regulatory, judicial and legislative risks, such as:

•	Our ability to freely enter and exit lines of business

•	Our ability to successfully obtain regulatory approval of rates and underwriting guidelines, including price-tiered products and the use of insurance scores that include credit information as a component

•	Interpretation of insurance policy provisions by courts or tax authorities, court decisions regarding coverage and theories of liability, trends in litigation and changes in claims settlement practices

•	The outcome of any litigation against us

•	Legislative and regulatory developments affecting the actions of insurers, including requirements regarding rates, taxes, agent and broker commissions and availability of coverage

•	Unusual loss activity, such as:

•	Weather conditions, including the severity and frequency of storms, hurricanes, hail, snowfall and winter conditions

•	The occurrence of significant natural disasters, including earthquakes

•	The occurrence of significant man-made disasters, such as terrorist attacks or war

•	The occurrence of bankruptcies that result in losses on insurance products or investments

•	Financial and economic conditions, such as:

•	Performance of financial markets

•	Availability of bank credit facilities

•	Fluctuations in interest rates

•	General economic conditions

•	Operational risks, such as:

•	Damage to our infrastructure or harm to our workforce resulting in a disruption of our operations

•	Internal or external fraud perpetrated against us

We assume no obligation to update any forward-looking statements contained in this news release.